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                                                                   EXHIBIT 10.3



                                    EMPLOYEE
                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT



CompGeeks, Inc.
2370 Oak Ridge Way
Vista, CA 92083


         The following confirms an agreement between me and CompGeeks, Inc., a Delaware corporation (the "Company"), which is a material part of the consideration for my employment with the Company:

         1. Proprietary Information. I understand that the Company possesses and will possess Proprietary Information which is important to its business. For purposes of this Agreement, "Proprietary Information" is information that was or will be developed, created, or discovered by or on behalf of the Company, or which became or will become known by, or was or is conveyed to the Company, which has commercial value in the Company's business. "Proprietary Information" includes, without limitation, information (whether conveyed orally or in writing) about algorithms, application programming interfaces, protocols, trade secrets, computer software, designs, technology, ideas, know-how, products, services, processes, data, techniques, improvements, inventions (whether patentable or not), works of authorship, business and product development plans, the salaries and terms of compensation of other employees, customer lists and other information concerning the Company's actual or anticipated business, research or development, or which is received in confidence by or for the Company from any other person. I understand that my employment creates a relationship of confidence and trust between me and the Company with respect to Proprietary Information.

         2. Company Materials. I understand that the Company possesses or will possess "Company Materials" which are important to its business. For purposes of this Agreement, "Company Materials" are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by me or by others. "Company Materials" include, without limitation, blueprints, drawings, photographs, charts, graphs, notebooks, customer lists, computer software, media or printouts, sound recordings and other printed, typewritten or handwritten documents, as well as samples, prototypes, models, products and the like.

         3. Intellectual Property. In consideration of my employment with the Company and the compensation received by me from the Company from time to time, I hereby agree as follows:

            3.1. All Proprietary Information and all right title and interest in and to patents, patent rights, copyright rights, mask work rights, trade secret rights, and other intellectual property and proprietary rights anywhere in the world (collectively "Rights") in



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connection therewith shall be the sole property of the Company. I hereby assign to the Company any Rights I may have or acquire in such Proprietary Information. At all times, both during my employment with the Company and after its termination, I will keep in confidence and trust and will not use or disclose any Proprietary Information or anything relating to it without the prior written consent of an officer of the Company except as may be necessary and appropriate in the ordinary course of performing my duties to the Company.

            3.2. All Company Materials shall be the sole property of the Company. I agree that during my employment with the Company, I will not remove any Company Materials from the business premises of the Company or deliver any Company Materials to any person or entity outside the Company, except as I am required to do in connection with performing the duties of my employment. I further agree that, immediately upon the termination of my employment by me or by the Company for any reason, or for no reason, or during my employment if so requested by the Company, I will return all Company Materials, apparatus, equipment and other physical property, or any reproduction of such property, excepting only (i) my personal copies of records relating to my compensation;
(ii) my personal copies of any materials previously distributed generally to stockholders of the Company; and (iii) my copy of this Agreement.

            3.3. I will promptly disclose in writing to my immediate supervisor or to any persons designated by the Company, all "Inventions", (which term includes improvements, inventions (whether or not patentable), works of authorship, trade secrets, technology, algorithms, computer software, protocols, formulas, compositions, ideas, designs, processes, techniques, know-how and data) made or conceived or reduced to practice or developed by me (in whole or in part, either alone or jointly with others) during the term of my employment. I will also disclose to the Company Inventions conceived, reduced to practice, or developed by me within six months of the termination of my employment with the Company; such disclosures shall be received by the Company in confidence, to the extent they are not assigned in Section 3.4 below, and do not extend such assignment. I will not disclose Inventions covered by Section 3.4 to any person outside the Company unless I am requested to do so by management personnel of the Company.

            3.4. I agree that all Inventions which I make, conceive, reduce to practice or develop (in whole or in part, either alone or jointly with others) during my employment shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached and I hereby assign such Inventions and all Rights therein to the Company. No assignment in this Agreement shall extend to inventions, the assignment of which is prohibited by Labor Code Section 2870. The Company shall be the sole owner of all Rights in connection therewith.

            3.5. I agree to perform, during and after my employment, all acts deemed necessary or desirable by the Company to permit and assist it, at the Company's expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or my assignment with respect to such Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents, as my agents and attorneys-in-fact, with full power of substitution, to act for




                                       2.

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and in my behalf and instead of me, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by me.

            3.6. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby waive such Moral Rights and consent to any action of the Company that would violate such Moral Rights in the absence of such consent. I will confirm any such waivers and consents from time to time as requested by the Company.

            3.7. I have attached hereto a complete list of all existing Inventions to which I claim ownership as of the date of this Agreement and that I desire to specifically clarify are not subject to this Agreement, and I acknowledge and agree that such list is complete. If no such list is attached to this Agreement, I represent that I have no such Inventions at the time of signing this Agreement.

         4. Non-Solicitation. During the term of my employment and for one year thereafter, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason. However, this obligation shall not affect any responsibility I may have as an employee of the Company with respect to the bona fide hiring and firing of Company personnel.

         5. Non-Competition. I agree that during my employment with the Company I will not engage in any employment, business, or activity that is in any way competitive with the business or proposed business of the Company, and I will not assist any other person or organization in competing with the Company or in preparing to engage in competition with the business or proposed business of the Company. The provisions of this paragraph shall apply both during normal working hours and at all other times including, without limitation, nights, weekends and vacation time, while I am employed with the Company.

         6. No Conflict with Obligation to Third Parties. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith or in conflict with my employment with the Company.

         7. At-Will Employment. I agree that this Agreement is not an employment contract and that I have the right to resign and the Company has the right to terminate my employment at any time, for any reason, with or without cause.

         8. Other Employee Obligations. I agree that this Agreement does not purport to set forth all of the terms and conditions of my employment, and that as an employee of the Company I have obligations to the Company which are not set forth in this Agreement.



                                       3.
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         9. Survival. I agree that my obligations under Sections 3.1 through 3.6 and Section 4 of this Agreement shall continue in effect after termination of my employment, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine.

         10. Controlling Law; Severability. I agree that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable California law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

         11. Successors and Assigns. This Agreement shall be effective as of the date I execute this Agreement and shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors and assigns.

         12. Modification. This Agreement can only be modified by a subsequent written agreement executed by an officer of the Company.

         I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY THE COMPANY AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.





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Date:
     -------------------------------            -------------------------------
                                                Employee Signature



                                                -------------------------------
                                                Name (type or print)


Accepted and Agreed to:

COMPGEEKS, INC.


By:
   ---------------------------------

Name:
     -------------------------------

Title:
      ------------------------------





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                                  ATTACHMENT A



CompGeeks, Inc.
2370 Oak Ridge Way
Vista, CA 92083


Gentlemen:

1. The following is a complete list of Inventions relevant to the subject matter of my employment with CompGeeks, Inc. (the "Company") that have been made, conceived, developed or first reduced to practice by me (in whole or in part, either alone or jointly with others) prior to my employment by the Company that I desire to clarify are not subject to the Company's Employee Proprietary Information and Inventions Agreement.


          No Inventions
--------
          See below:
--------





          Additional sheets attached
--------

2. I propose to bring to my employment the following materials and documents of a former employer:


              No Inventions
--------
              See below:
--------








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                                                  -----------------------------
                                                  Employee Signature



                                                  -----------------------------
                                                  Name (type or print)







                                       7.
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                                  ATTACHMENT B


         Section 2870. Application of provision providing that employee shall assign or offer to assign rights in invention to employer.

            (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                (2) Result from any work performed by the employee for the employer.

            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.